UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2006
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4001 Rodney Parham Road,
Little Rock, Arkansas	72212

(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
      In this report, Windstream Corporation and its subsidiaries are referred to as “Windstream”, “we”, or “the Company”. For all periods prior to the effective time of the merger with Valor Communications Group, Inc. (“Valor”) described herein, references to the Company include Alltel Holding Corp. or the wireline telecommunications division and related businesses of Alltel Corporation (“Alltel”).
      Windstream was formed on July 17, 2006 as a result of the spin-off by Alltel Corporation (“Alltel”) of Alltel Holding Corp. (“Spinco”), a subsidiary of Alltel into which Alltel contributed its wireline telecommunications business, and the subsequent merger of Spinco with and into Valor.
     On July 17, 2006, the Company privately placed an $800,000,000 aggregate principal amount of 2013 Notes, and a $1,746,000,000 aggregate principal amount of 2016 Notes (collectively “the Notes”), in a transaction exempt from registration under the Securities Act of 1933 (“the Securities Act”) on behalf of certain selling note holders. In connection with the private placements, we entered into a registration rights agreements, dated as of July 17, 2006, with the initial purchasers of the Notes. In the registration rights agreement, we agreed to offer to exchange the Notes for new notes registered under the Securities Act.
     In connection with the issuance of the Notes, certain of our wholly-owned subsidiaries, including all operations formerly a subsidiary of Valor, provided guarantees of those debentures (the “Guarantors”). These guarantees are full and unconditional as well as joint and several. Certain Guarantors may be subject to restrictions on their ability to distribute earnings to the Company. The remaining subsidiaries (the “Non-Guarantors”) of Windstream are not guarantors of the Notes. In conjunction with the merger with Valor, Windstream assumed $400.0 million principal amount of unsecured notes (the “Valor Notes”) guaranteed by all of Valor’s operating subsidiaries. The terms of those notes were amended to reflect the non-Valor Guarantors as guarantors of the Valor notes.
     Pursuant to the registration rights agreement, the Company filed an S-4 registration statement under the Securities Act to register these notes on November 14, 2006. Incorporated by reference into this registration statement was the Company’s proxy statement-prospectus/information statement filed with the Securities and Exchange Commission (“SEC”) on May 26, 2006, which included the Company’s audited combined financial statements for 2003, 2004 and 2005. Under Article 3-10 of Regulation S-X, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered”, every issuer of a registered security that is guaranteed and every guarantor of a registered security must file the financial information required by Regulation S-X. Accordingly, filed herein are the audited combined financial statements of the Company, updated with financial information for the Guarantors for the same periods. Additionally, on November 14, 2006, the Company filed its Form 10-Q for the third quarter 2006, and included therein was financial information for the Gurantors for all periods presented.
     Note 3 in the Notes to Unaudited Interim Consolidated Financial Statements in the Company’s Form 10-Q for the third quarter 2006 filed on November 14, 2006 discloses a change in segment presentation. In conjunction with the spin-off from Alltel and merger with Valor, the Company changed the manner in which senior management assesses the operating performance of, and allocates resources to, its operating segments. As a result, the Company’s long distance operations were combined with the Company’s other telecommunications services in the wireline segment. The directory publishing operations, product distribution and telecommunications information services operations are reported together as other operations as none are individually significant to the Company following the merger with Valor. In 2005, however, the revenues of the Company’s product distribution operations were significant to the combined results of operations, and thus product distribution operations are presented as a separate segment for the periods presented herein. In accordance with the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” all prior period segment information was restated to conform to this new financial statement presentation.
      Aside from the addition of Guarantor financial information in Note 14, the changes to segment presentation in Note 12 to conform the information to the new financial statement presentation, and an updated Management’s Discussion and Analysis section to give effect to the change in segment presentation, there were no other changes to the Company’s audited combined financial statements for 2003, 2004 and 2005.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99(a)	Audited Combined Financial Statements for 2003, 2004 and 2005, and management’s discussion and analysis of financial condition and results of operations for 2003, 2004 and 2005
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION
By:	/s/ Brent K. Whittington
Name:	Brent K. Whittington
Title:	Executive Vice President and Chief Financial Officer

November 14, 2006